Exhibit 99.1
Roivant and Priovant Announce Results from Phase 2 Study of Oral Brepocitinib in Systemic Lupus Erythematosus

•	Oral brepocitinib failed to meet its primary endpoint of Systemic Lupus Erythematosus Responder Index (SRI-4) change of 4 at Week 52

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Priovant plans to continue progressing the program in indications outside of Systemic Lupus Erythematosus (SLE) given the drug’s favorable safety and tolerability profile, six other positive phase 2 studies, and active arm performance in this study

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Priovant expects to announce topline results from the Phase 2 POC study of brepocitinib in non-infectious uveitis (NIU) in the first quarter of calendar year 2024 and topline results from the Phase 3 trial in dermatomyositis (DM) in calendar year 2025

BASEL, LONDON, and NEW YORK, November 27, 2023 – Roivant (Nasdaq: ROIV) and Priovant today announced the Phase 2 study evaluating oral brepocitinib in adult patients with moderate to severe active lupus did not meet its primary endpoint of Systemic Lupus Erythematosus Responder Index change of 4 (SRI-4) at Week 52. Priovant plans to disclose the study data at a future date.

“We saw some of the highest SRI-4 responder rates ever observed in a lupus study in the active arm of this trial, along with a favorable safety and tolerability profile. Unfortunately, we also saw the highest placebo response rate observed in any significant SLE study, and as such it was not possible to truly assess the impact of the drug, or to establish sufficient differentiation from other therapies in lupus patients. While we do not plan to progress the program in SLE, these results continue to support our view that oral brepocitinib is a highly active agent with a good safety profile, and we remain enthusiastic about brepocitinib’s ability to produce meaningful clinical benefit in non-infectious uveitis and dermatomyositis in Priovant’s ongoing trials, as well as in many other potential indications” said Matt Gline, CEO of Roivant. “Roivant and Priovant would like to extend our gratitude to the patients who participated in this trial, their caregivers, and the trial investigators that enabled this study and these insights.”

Priovant expects to announce topline results from its own studies, the Phase 2 POC study of brepocitinib in non-infectious uveitis (NIU) in the first quarter of calendar year 2024 and the Phase 3 trial in dermatomyositis (DM) in calendar year 2025.  Oral brepocitinib has demonstrated statistically significant clinically meaningful benefit in six completed placebo-controlled Phase 2 studies in psoriasis, psoriatic arthritis, alopecia areata, hidradenitis suppurativa, ulcerative colitis, and Crohn’s disease.

About Roivant

Roivant is a commercial-stage biopharmaceutical company that aims to improve the lives of patients by accelerating the development and commercialization of medicines that matter. Today, Roivant’s pipeline includes VTAMA®, a novel topical approved for the treatment of psoriasis and in development for the treatment of atopic dermatitis; batoclimab and IMVT-1402, fully human monoclonal antibodies targeting the neonatal Fc receptor (“FcRn”) in development across several IgG-mediated autoimmune indications; brepocitinib, a novel TYK2/JAK1 inhibitor in late stage development for dermatomyositis and other autoimmune conditions, in addition to other clinical stage molecules. We advance our pipeline by creating nimble subsidiaries or “Vants” to develop and commercialize our medicines and technologies. Beyond therapeutics, Roivant also incubates discovery-stage companies and health technology startups complementary to its biopharmaceutical business. For more information, www.roivant.com.

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Contacts:

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Roivant Investor Relations
ir@roivant.com

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Stephanie Lee
Roivant Sciences
stephanie.lee@roivant.com